Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-45425 and No. 333-74343) of ScanSoft, Inc. of our report dated January 27, 1999, except for Note 3, which is as of March 2, 1999, appearing on page 33 of ScanSoft, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 50 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
April 1, 1999